SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 21, 2003

FACTUAL DATA CORP.

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-24205	84-1449911

(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Hahns Peak Drive
Loveland, Colorado 80538

(Address of principal executive offices)

(970) 663-5700

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.
SIGNATURE

Item 2. Acquisition or Disposition of Assets.

     On August 21, 2003 (the “Effective Date”), Factual Data Corp. (the “Company”) consummated a merger with Kroll Inc. (the “Merger”) pursuant to an Agreement and Plan of Reorganization by and among Kroll Inc., Golden Mountain Acquisition Corporation and the Company dated June 23, 2003. The Merger was approved by the Company’s stockholders at a meeting held on August 21, 2003. Upon completion of the Merger, the Company became a wholly owned subsidiary of Kroll Inc. In the Merger, $14.00 in cash and 0.1497 of a share of Kroll common stock was paid by Kroll Inc. for each share of the Company’s common stock outstanding on the Effective Date.

     In connection with the completion of the Merger, the Company will file a Form 15 with the Securities and Exchange Commission which will terminate the Company’s registration under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and suspend the Company’s duty to file reports under the Exchange Act.

1

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTUAL DATA CORP.

Date: August 21, 2003	By:	/s/ J.H. Donnan J.H. Donnan, Chief Executive Officer

2